Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN SETS PRICING OF ITS TENDER OFFER OF ITS $500

MILLION 8.125 PERCENT SENIOR NOTES AND ITS $300 MILLION 7.25 PERCENT

SENIOR NOTES

VALLEY FORGE, Pa. September 9, 2005 —AmerisourceBergen Corporation (NYSE: ABC) today set the pricing for the previously disclosed tender offer and consent solicitation for its $500 million 8.125 percent senior notes due 2008 (CUSIP No. 03073QAB4) and its $300 million 7.25 percent senior notes due 2012 (CUSIP No. 03073EAB1).

The total consideration to be paid for the 2008 Notes pursuant to the Offer to Purchase will be determined based on the formula set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated August 25, 2005, which provides for a fixed spread of 50 basis points over the bid side yield (as quoted on the Bloomberg Government Pricing Monitor on “Page PX5” at 2:00 p.m., Eastern Daylight Time “EDT,” on September 9, 2005) of the 4.125 percent U.S. Treasury Note due August 15, 2008, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the payment date. The bid side yield of such treasury note at 2:00 p.m., EDT, on September 9, 2005 was 3.879 percent, which results in a yield to holders of 4.379 percent.

The total consideration to be paid for the 2012 Notes pursuant to the Offer to Purchase will be determined based on the formula set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated August 25, 2005, which provides for a fixed spread of 50 basis points over the bid side yield (as quoted on the Bloomberg Government Pricing Monitor on “Page PX7” at 2:00 p.m., EDT, on September 9, 2005) of the 4.0 percent U.S. Treasury Note due August 15, 2008, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the payment date. The bid side yield of such treasury note at 2:00 p.m., EDT, on September 9, 2005 was 4.007 percent which results in a yield to holders of 4.307 percent.

Upon consummation of the tender offer and the determination of the actual payment date, the Company will determine the total consideration in accordance with the formula set forth in the above mentioned offer and solicitation statement using the yields set forth above for each of the respective notes. Assuming the payment date is September 14, 2005, the total consideration will be $1,103.04 for each $1,000 principal amount of 2008 Notes purchased in the tender offer, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the initial payment date. Assuming the initial payment date is September 14, 2005, the total consideration will be $1,166.37 for each $1,000 principal amount of 2012 Notes purchased in the tender offer, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the initial payment date.

The total consideration includes a consent payment of $30.00 per $1,000 principal amount of notes that is payable only to holders who validly tendered their notes on or before 5:00 p.m., EDT, on September 8, 2005. Holders who validly tendered their notes after 5:00 p.m., EDT, on September 8, 2005, but before the expiration of the tender offer, will be paid $1,073.04 per $1,000 principal amount of 2008 notes purchased in the tender offer or will be paid $1,136.37 per $1,000 principal amount of 2012 notes purchased in the tender offer, in either case plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the final payment date.

The tender offer expires at 5:00 p.m., EDT time, on September 23, 2005, unless extended or earlier terminated by the Company. As of 5:00 p.m. EDT on September 8, 2005, over 99.5 percent of the total principal amount outstanding has been tendered.

As a result of the receipt of the requisite amount of consents in connection with the Company’s tender offer and consent solicitation, AmerisourceBergen, the guarantor of both senior notes and J.P. Morgan Trust Company, as trustee, entered into a supplemental indenture dated September 8, 2005, relating to each series of senior notes. The supplemental indentures will become effective upon acceptance of the senior notes for purchase in the tender offer commenced on August 25, 2005. The supplemental indenture eliminates substantially all of the restrictive covenants and certain events of default contained in the original indenture, and modifies the defeasance and certain other provisions contained in the original indenture.

On September 8, 2005, AmerisourceBergen Corporation issued a news release announcing that it has agreed to sell two new senior notes in a private placement. These are $400 million 5.625 percent senior notes due 2012 and $500 million 5.875 percent senior notes due 2015. The 2012 senior notes and 2015 senior notes each will be sold at 99.5 percent of principal amount, resulting in an effective annual interest rate of 5.71 percent on the 2012 senior notes and an effective annual interest rate of 5.94 percent on the 2015 senior notes. The Company expects to complete the sale of the 2012 senior notes and the 2015 senior notes next week. The gross proceeds of these two new senior notes will be used to: finance the cash tender offer for AmerisourceBergen’s $500 million 8.125 percent senior notes due 2008 and its $300 million 7.25 percent senior notes due 2012; repay at maturity or, at AmerisourceBergen’s discretion, redeem any notes not tendered; and pay related discounts, fees and expenses of these transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. AmerisourceBergen is offering the notes in reliance upon exemptions from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. The securities to be offered have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement; changes arising from the Medicare

Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward -looking statements whether as a result of new information, future events or otherwise.

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